[Comtex Letterhead]
                                                     Release:  IMMEDIATE
                                                     For:  Comtex News Network
                                                           (Symbol:  CMTX)

Contact:          Amber Gordon
                  agordon@comtex.com
                  ------------------
                  703-797-8011



           COMTEX REPORTS THIRD QUARTER FISCAL 2007 FINANCIAL RESULTS

   Operating Income Increased; Note Conversion Related Charges Yield Net Loss


NEW YORK, NY, May 14, 2007 - Comtex News Network, Inc. (OTC BB: CMTX), a leading provider of economically useful electronic real-time news, content and SmarTrend(R) market products, today announced financial results for the three and nine month periods ended March 31, 2007.

     For the nine months ended March 31, 2007, Comtex reported operating income of $83,000 and a net loss of $(192,000), or $(0.01) per share, versus an operating loss of $(166,000) and a net loss of $(247,000), or $(0.02) per share, incurred during the first nine months of fiscal year 2006. The net loss for the nine month period ended March 31, 2007 is the result of a non-cash charge associated with the accounting treatment of the repayment of the Company's Note Payable, as described below. Comtex reported revenues of $5.2 million compared to $5.9 million for the respective nine months ended March 31, 2007 and 2006. The decline in revenues is primarily the result of continued mergers, acquisitions and business consolidations within our clients' markets and among clients.

     For the quarter ended March 31, 2007, Comtex reported operating income of $61,000 and a net loss of $(181,000), or $(0.01) per share, versus an operating loss of $(108,000) and a net loss of $(125,000), or $(0.01) per share, for the quarter ended March 31, 2006. Again, the net loss for the quarter ended March 31, 2007 results from a non-cash charge associated with the accounting treatment of the repayment of the Company's Note Payable, as described below. For the third quarter, Comtex reported revenues of $1.8 million compared to $2.0 million for the comparable quarter of the previous year.

     On February 28, 2007, in order to save the Company the continuing costs of servicing its $856,000 Note Payable, Comtex entered into a Note Repayment Agreement to settle the Note for a combination of cash and restricted stock. In accordance with SFAS No. 84, Induced Conversions of Convertible Debt, the Company recorded a non-cash expense of $234,336 for this transaction for the three and nine month periods ended March 31, 2007.

     "In light of increased merger and consolidation activity in our industry, we're pleased with operating results this quarter and with our repayment of debt due next year on terms favorable to the Company," said Chip Brian, Comtex's President and CEO. "New Comtex SmarTrend(R) Alert products will soon be introduced and we continue to progress towards achieving profitability across all our products," concluded Mr. Brian.


About Comtex

Comtex (www.comtex.com) provides real-time news, Comtex SmarTrend(R) Alerts and economically useful information. Comtex customers receive select content from

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Comtex Announces 3rd Quarter Fiscal 2007 Financial Results      Page 2
May 14, 2007

key sources which is further enhanced with stock tickers and an extended lexicon of relevant terms. With a specialization in the financial news and content marketplace, Comtex receives, enhances, combines and filters news and content received from national and international news bureaus, agencies and publications, and distributes more than one million total stories per day. Comtex's state-of-the-art technology delivers this relevant content and reliable service in real-time. Comtex now also provides several SmarTrend Alert products to consumers, including a daily stock market letter (Morning Call), selected stock news (SmarTrend Spotlights), and SmarTrend Alerts (via subscription at www.mysmartend.com). Comtex has offices in New York City and Alexandria, Virginia.


SmarTrend(R) is a registered trademark of Comtex News Network, Inc.


Please Note: Except for the historical information contained herein, this press release contains forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, that involve a number of risks and uncertainties. These forward-looking statements may be identified by reference to a future period by use of forward-looking terminology such as "anticipate," "expect," "could," "intend," "may" and other words of a similar nature. These statements involve risks and uncertainties that could cause actual results to differ materially from those contemplated herein, including the occurrence of unanticipated events or circumstances relating to the fact that Comtex is in a highly competitive industry subject to rapid technological, product and price changes. Other factors include the possibility that demand for the Company's products may not occur or continue at sufficient levels, changing global economic and competitive conditions, technological risks and other risks and uncertainties, including those detailed in the Company's filings with the Securities and Exchange Commission. Comtex undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


                             FINANCIAL TABLE FOLLOWS







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Comtex Announces 3rd Quarter Fiscal 2007 Financial Results              Page 3
May 14, 2007


                            Comtex News Network, Inc.
                             Selected Financial Data
          (unaudited / amounts in thousands, except per share amounts)



                                                   Three Months                         Nine Months
                                                  Ended March 31                       Ended March 31
                                         ---------------------------------    ---------------------------------
                                         ---------------------------------    ---------------------------------
                                                 2007            2006                  2007            2006
                                         ---------------------------------    ---------------------------------
                                         ----------------                     ---------------------------------

Revenues                                      $ 1,796          $ 1,967               $ 5,247        $ 5,896
Operating Income (Loss)                            61             (108)                   83           (166)
Net Loss                                       $ (181)          $ (125)              $  (192)        $ (247)
                                         ---------------------------------    ---------------------------------
                                         ---------------------------------    ---------------------------------

Net Loss Per Share
     Basic and Diluted                        $ (0.01)         $ (0.01)              $ (0.01)       $ (0.02)
                                         ---------------------------------    ---------------------------------

Weighted Avg. # Shares:
     Basic and Diluted                         14,233           13,700                13,878         13,633
                                         ---------------------------------    ---------------------------------


Reconciliation to EBITDA:
 Net Loss                                     $  (181)          $ (125)              $  (192)        $ (247)
Stock-based compensation                            11              319                    33            757
=========================================
Depreciation & Amortization                         24               61                    88            241
Interest/Other Expense                             238               17                   269             64
Income Taxes                                         4                0                     6             16
                                          --------------- ----------------     ----------------- --------------
                                          --------------- ----------------     ----------------- --------------
EBITDA                                           $  96            $ 272                $  204         $  831
                                          --------------- ----------------     ----------------- --------------




Please Note: EBITDA consists of earnings before interest and other expense, interest and other income, income taxes, stock-based compensation, depreciation and amortization and impairment charges. EBITDA is not a term defined by generally accepted accounting principles, and as a result, our measure of EBITDA might not be comparable to similarly titled measures used by other companies. However, we believe that EBITDA is relevant and useful information, which is often reported and widely used by analysts, investors and other interested parties in our industry. Accordingly, we are disclosing this information to permit a more comprehensive analysis of our operating performance.


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